UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 31, 2017

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Cash Bonus Plan

On January 26, 2017, the Board of Directors of the Company adopted a cash bonus plan for its employees, including its named executive officers and its principal financial officer. Target bonuses for these executive officers of the Company will range from 35% to 45% of such executive’s 2017 salary. The amount of bonus, if any, for these executive officers will be based on the Company meeting the 2017 corporate objectives approved by the Board. The 2017 corporate objectives are primarily related to clinical and regulatory milestones, as well as financial objectives.

The target bonuses for the Company’s named executive officers and principal financial officer for 2017 are as follows:

Named Executive Officer	Target Bonus (as a percentage of FY 2017 Base Salary)
Mahesh V. Patel, Ph.D.	45%
Morgan Brown Jyrki Mattila	35% 35%

The executive officers’ actual bonuses may exceed 100% of target in the event performance exceeds the predetermined goals, up to a maximum of 150% of target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 31, 2017	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer